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                                                                    EXHIBIT 23.1

EXHIBIT 23.1



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Komag, Incorporated 1995 Management Stock Option Plan, 1995 Stock Option Plan, 1996 Non-Employees' Directors' Stock Option Plan, 1996 Equity Incentive Plan, and Employee Stock Purchase Plan of our report dated January 21, 2000 (except Note 16, as to which the date is March 17, 2000), with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report (Form 10-K) for the year ended January 2, 2000, filed with the Securities and Exchange Commission.



                                                           /S/ Ernst & Young LLP



San Jose, California
October 5, 2000